Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Ultra Petroleum Corp. Closes on Previously Announced Debt Exchange

Agreement Reducing Long-Term Debt by Approximately $235 Million and

Improving Pro Forma Consolidated Net Leverage Ratio to 3.5x

Englewood, Colorado – December 26, 2018 –Ultra Petroleum Corp. (“Ultra Petroleum” or the “Company”) (NASDAQ: UPL) closed on the previously announced debt exchange agreement to reduce long-term debt by approximately $235 million (the “Exchange Transaction”) on December 21, 2018. Pro forma for the exchange, as of September 30, 2018, the Company’s Consolidated Net Leverage Ratio(1) is reduced to 3.5x from 3.9x. In addition to the reduction in debt, the New Notes (as defined below) will extend the maturity of the exchanged 2022 Notes (as defined below) to July 2024.

The Exchange Transaction closed with the exchange of approximately $505 million aggregate principal amount, or 72.1 percent, of its 6.875% Senior Notes due 2022 (the “2022 Notes”) and $275 million aggregate principal amount, or 55.0 percent, of its 7.125% Senior Notes due 2025 (the “2025 Notes”), for approximately $545 million of new 9.00% Cash / 2.00% PIK Senior Secured Second Lien Notes due July 2024 (the “New Notes”) and approximately 10.9 million new warrants entitling each holder thereof to purchase one common share of the Company.

Under the terms of the Exchange Transaction, the Company retains the ability to further exchange approximately $55 million of the remaining 2022 Notes within one year on the same terms or terms that are more favorable to the Company.

(1) Consolidated Net Leverage Ratio is as defined in the Company’s Credit Agreement dated April 12, 2017.

About Ultra Petroleum

Ultra Petroleum Corp. is an independent energy company engaged in domestic natural gas and oil exploration, development and production. The Company is listed on NASDAQ and trades under the ticker symbol “UPL”.

Additional information on the Company is available at www.ultrapetroleum.com. In addition, our filings with the Securities and Exchange Commission (“SEC”) are available by written request to Ultra Petroleum Corp. at 116 Inverness Drive East, Suite 400, Englewood, CO 80112 (Attention: Investor Relations) or on our website (www.ultrapetroleum.com) or from the SEC on their website at www.sec.gov or by telephone request at 1-800-SEC-0330.

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statement, including any opinions, forecasts, projections or other statements, other than statements of historical fact, are or may be forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements herein are reasonable, we can give no assurance that such expectations will prove to have been correct and actual results may differ materially from those projected or reflected in such statements. In addition, certain risks and uncertainties inherent in our business as well as risks and uncertainties related to our operational and financial results are set forth in our filings with the SEC, particularly in the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K for the most recent fiscal year, our most recent Quarterly Reports on Form 10-Q, and from time to time in other filings made by the Company with the SEC. Some of these risks and uncertainties include, but are not limited to, increased competition, the timing and extent of changes in prices for oil and gas, particularly in the areas where we own properties, conduct operations, and market our production, as well as the timing and extent of our success in discovering, developing, producing and estimating oil and gas reserves, our ability to successfully monetize the properties we are marketing, weather and government regulation, and the availability of oil field services, personnel and equipment.

For further information contact:

Investor Relations

303-708-9740, ext. 9898

Email: IR@ultrapetroleum.com